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                                                                  Exhibit 9(ww)
               FORM OF SECURITIES LENDING AGREEMENT AND GUARANTY

   AGREEMENT, dated as of August __, 2006 between BNY Hamilton Funds, Inc., on behalf of each of its Series listed on Exhibit A (each such Series is hereinafter referred to as "Lender"), and The Bank of New York ("Bank").

                                   ARTICLE I
                                  DEFINITIONS

   Whenever used in this Agreement, unless the context otherwise requires, the following words shall have the meanings set forth below:

   1. "Act of Insolvency" shall mean (i) the filing by a Borrower of a petition in bankruptcy or a petition seeking reorganization, liquidation or similar relief, or the filing of any such petition against a Borrower which is riot dismissed or stayed within 60 calendar days, (ii) the adjudication of a Borrower as bankrupt or insolvent, (iii) the seeking or consenting to the appointment of a trustee, receiver or liquidator by a Borrower, or (iv) the making of a general assignment for the benefit of creditors by a Borrower or a Borrower's admission in writing of its inability to pay its debts as they become due.

   2. "Account" shall mean the custodial account established and maintained by Bank on behalf of Lender for the safekeeping of Securities and monies received by Bank from time to time.

   3. "Approved Investment" shall mean any type of security, instrument, participation or interest in property in which Cash Collateral may be invested or reinvested, as set forth on Schedule I hereto (which may be amended from time to time by execution of a revised Schedule I).

   4. "Authorized Person" shall mean any officer of Lender and any other person, whether or not any such person is an officer or employee of Lender, duly authorized by corporate resolutions of \\,\\the Board of Directors of Lender to give Oral and/or Written Instructions on behalf of Lender, such persons to be designated in a Certificate which contains a specimen signature of such person.

   5. "Book-Entry System" shall mean the Treasury Reserve Automated Debt Entry System maintained at The Federal Reserve Bank of New York.

   6. "Borrower" shall mean any entity named on a list supplied to Lender by Bank (as such list may be amended from time to time), other than any entity deleted from such list pursuant to a Certificate.

   7. "Business Day" shall mean any day on which Bank is open for business and on which the Book/Entry System and/or the applicable Depositories are open for business.

   8. "Cash Collateral" shall mean either fed funds or New York Clearing House funds, as applicable for a particular Loan.

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   9. "Certificate" shall mean any notice; instruction, schedule or oilier instrument in writing, authorized or required by this Agreement to be given to Bank, which is actually received by Bank and signed on behalf of Lender by an Authorized Person or a person reasonably believed by Bank to be an Authorized Person.

   10. "Collateral" shall mean Government Securities, Letters of Credit and/or Cash Collateral.

   11. "Collateral Account" shell mean an account established and maintained for Lender by Bank for the purpose of holding Collateral, Approved Investments, Proceeds and any Securities Loan Fee paid by Borrowers in connection with Loans hereunder.

   12. "Collateral Requirement" shall mean with respect to Loans an amount equal to 102% of the then current Market Value of Loaned Securities which are the subject of Loans as of the close of trading on the preceding Business Day.

   13. "Depository" shall mean (i) the Depository Trust Company and any other securities depository or clearing agency (and their respective successors and nominees) registered with the Securities and Exchange Commission or otherwise authorized to act as a securities depository or clearing agency in the United States, (ii) (a) Euroclear, Clearstream and any other depository or clearing agency (and their respective successors and (nominees) organized under the laws of a country other than the United States and operating outside the United States which is authorized to act as a securities depository or clearing agency, and (b) any other entity which provides for the clearance and settlement of transactions, provided that with respect to both clause (a) and clause (b), such entity has been approved for use as a foreign securities depository under Lender's Custody Agreement with The Bank of New York, as custodian.

   14. "Distributions" shall mean interest, dividends and other payments and distributions payable by Borrowers in respect of Loaned Securities.

   15. "Government Security" shall mean Book-entry Securities as defined in 31 C.F.R. Part 357.2 and any other securities issued or fully guaranteed by the United States government or any agency, instrumentality or establishment of the United States government.

   16. "Letter of Credit" shall mean a clean, unconditional and irrevocable letter of credit in favor of Bank as agent for Lender issued by a bank named on a list supplied to bender by Bank (as such list may be amended from time to time), other than a bank deleted from such list pursuant to a Certificate.

   17. "Loan" shall mean a loan of Securities hereunder.

   18. "Loaned Security" shall mean any Security which is subject to a Loan.

   19. "Market Value" shall mean (a) with respect to Government Securities, the price of such Securities as quoted by a recognized pricing information service at the time the determination of Market Value is made, plus accrued but unpaid interest, if any, on the particular Security, (b) with respect to other Securities, the price of such Securities as quoted by a

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recognized pricing information service at the time such determination is made, plus accrued but unpaid interest, if any, to the extent not included in the price as quoted, (c) with respect to Cash Collateral, its amount, and (d) with respect to Letters of Credit, the amount of such Letters of Credit.

   20. "Oral Instructions" shall mean verbal instructions actually received by Bank from an Authorized Person or from a person reasonably believed by Bank to be an Authorized Person.

   21. "Proceeds" shall mean any interest, dividends and other payments and distributions received by Bank in respect of Collateral and Approved Investments.

   22. "Rebate" shall mean the amount payable by Lender to a Borrower in connection with Loans at any time collateralized by Cash Collateral.

   23. "Receipt" shall mean an advice or confirmation setting forth the terms of a particular Loan.

   24. "Securities Borrowing Agreement" shall mean the agreement pursuant to which Bank lends securities to a Borrower on behalf of its customers (including Lender) from time to time.

   25. "Securities Loan Fee" shall mean the amount payable by a Borrower to Bank pursuant to the Securities Borrowing Agreement in connection with Loans collateralized by Collateral other than Cash Collateral.

   26. "Security" shall include Government Securities, common stock and other equity securities, bonds, debentures, corporate debt securities, notes, mortgages or other obligations, and any certificates, warrants or other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein.

   27. "Written Instructions" shall mean written communications actually received by Bank from an Authorized Person or from a person reasonably believed by Bank to be an Authorized Person by letter, memorandum, telegram, cable, telex, facsimile, computer, video (CRT) terminal or other on-line system, or any other method whereby Bank is able to verify with a reasonable degree of certainty the identity of the sender of such communications or the sender is required to provide a password or other identification code.

                                  ARTICLE II
                APPOINTMENT OF BANK; SCOPE OF AGENCY AUTHORITY

   1. Appointment. Lender hereby appoints Bank as its agent to lend Securities in the Account to Borrowers from time to time (except Securities which Lender has advised Bank in Written Instructions are not eligible to be loaned or are no linger subject to the representations set forth in Article III, sub-paragraph (e) hereof), and Bank hereby accepts appointment as such agent and agrees to so act. Bank shall not make any Loans hereunder if as a result of such Loan the Market Value of all Leaned Securities hereunder would exceed 33% of the total assets of Lender or such other lower percentage as may be specified in Written Instructions by Lender.

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   2. Securities Borrowing Agreement. Lender hereby acknowledges receipt of
Bank's standard form(s) of Securities Borrowing Agreement and, subject to the terms and conditions hereof, authorizes Bank to lend Securities in the Account to Borrowers pursuant to agreements substantially in the form thereof. Bank is hereby authorized to negotiate with each Borrower the amount of Rebates payable in connection with particular Loans. Bank shall deliver to Leader a Receipt relating to each Loan.

   3. Loan Opportunities. Bank shall treat Lender equitably with other lenders of like circumstances in making lending opportunities available to it hereunder, taking into account the demand for specific securities, availability of securities, types of collateral, eligibility of borrowers, limitations on investments of cash collateral and such other factors as Bank deems appropriate. Bank shall nevertheless have the right to decline to make any Loans pursuant to any Securities Borrowing Agreement and to discontinue lending under any Securities Borrowing Agreement in its sole discretion and without notice to Lender.

   4. Use of Book-Entry System and Depositories. Lender hereby authorizes Bank on a continuous and on-going basis, to deposit in the Book-Entry System and the applicable Depositories all Securities eligible for deposit therein and to utilize the Book-Entry System and Depositories to the extent possible in connection with its receipt and delivery of Securities, Collateral, Approved Investments and monies under this Agreement. Securities, Collateral and Approved Investments deposited in the Book-Entry System or a Depositary will be represented in accounts with such entities which include only assets held by Bank for customers, including but not limited to accounts in which Bank acts in a fiduciary or agency capacity.

   5. The Account and the Collateral Account. Each of the Account and the Collateral Account shall constitute a "securities account" maintained by Bank for Lender as contemplated by Section 8-501 of the Uniform Commercial Code as in effect in the State of New York ("UCC"), and Bank will treat all assets (other than cash) credited to either the Account or the Collateral Account as "financial assets," as that term is defined in UCC Section 8-102(a)(9).

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

   Lender hereby represents and warrants to Bank, which representations and warranties shall be deemed to be continuing and to be reaffirmed on any day that a Loan is outstanding, that:

   (a) This Agreement is, and each Loan will be, legally and validly entered into, does not, and will not, violate any statute, regulation, rule, order or judgment binding on Lender, or any provision of Lender's charter or by-laws, or any agreement binding on Lender or affecting its property, and is enforceable against Lender in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors' rights generally;

   (b) The person executing this Agreement and all Authorized Persons acting on behalf of Lender has and have been duly and properly authorized to do so;

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   (c) If it is lending Securities as principal for its own account it will not transfer, assign or encumber its interest is, or rights with respect to, any Loans;

   (d) If it is acting as agent for one or more third parties, Lender is either authorized by virtue of standing instructions or is a fiduciary with the authority to enter into, execute and bind such third parties to this Agreement and the Loans effected for such third parties, and Lender is authorized to make, and makes each of the representations and warranties set forth in sub-paragraphs (a) through (c) above for each such third party; and

   (e) All Securities in the Account (other than such Securities as Lender has advised Bank in Written Instructions are not eligible to be loaned or are no longer subject to the representations set forth in this sub-paragraph) are free and clear of all liens, claims, security interests and encumbrances and no such Security has been sold. Lender shall promptly deliver to Bank a Certificate identifying any and all Securities which are no longer subject to the representations contained in this sub-paragraph (e).

                                  ARTICLE IV
                        SECURITIES LENDING TRANSACTIONS

   1. General Bank Responsibilities. Bank shall enter Loans pursuant to the Securities Borrowing Agreement and take all actions that it reasonably deems necessary or appropriate in order to perform on Lender's behalf thereunder, including receiving Collateral having a Market Value of not less than the Collateral Requirement, collecting Distributions and applicable Securities Loan Fees, and demanding additional Collateral from the appropriate Borrower when the Market Value of Collateral received by Bank from such Borrower with respect to all Loans by such Lender to such Borrower is (a) with respect to Loaned Securities other than Government Securities, less than the Collateral Requirement, provided that Bank need not demand additional Collateral if the Market Value of the Collateral is at least 100% of the Market Value of the Loaned Securities and the amount of such demand would be less than such minimum amount as Bank may reasonably determine from time to time and in accordance with its standard practices, and (b) with respect to Loaned Securities which are Government Securities, less than the then current Market Value of such Government Securities. Whenever Bank demands additional Collateral pursuant to the foregoing, such additional Collateral together with the Collateral then held by Bank in connection with Loans shall have a Market Value of not less than the Collateral Requirement.

   2. Approved Investments. (a) Bank is hereby authorized and directed, without obtaining any further approval from Lender, to invest and reinvest all or substantially all of the Cash Collateral received in any Approved Investment. Bank shall credit all Collateral, Approved Investments and Proceeds received with respect to Collateral and Approved Investments to Lender's Collateral Account, it being understood that all monies credited to such Collateral Account may for purposes of investment be commingled with cash collateral held for other lenders of securities for whom Bank acts as their respective agent. Bank shall remit to Lender the net earnings on Cash Collateral on a monthly basis, on or about the tenth Business Day after the end of the preceding month, and shall remit to Lender any loan fees that are paid by Borrowers in respect of Loans promptly upon Bank's receipt of such fees. In each case, the

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amount remitted to Lender may be reduced by the amount of any compensation due to Bank under paragraph 8 of Article V.

   (b) Lender may deliver to Bank Written Instructions from time to time instructing Bank not to make Approved Investments with particular financial institutions or issuers.

   (c) All Approved Investments shall be for the account and risk of Lender. To the extent any loss arising out of Approved Investments results in a deficiency in the amount of Collateral available for return to a Borrower, Lender agrees to pay Bank on demand cash in an amount equal to such deficiency.

   (d) Except as otherwise provided herein, including, without limitation, as provided in sub-paragraphs (a) and (b) of this paragraph 2, Bank shall have sole investment discretion with respect to all Cash Collateral, Approved Investments and Proceeds credited to the Collateral Account, and Bank shall not be required to comply with any instruction from Lender with respect to the investment, disposition or disbursement of any Collateral.

   3. Termination of Loans. (a) Bank shall terminate any Loan:

      (i) upon receipt by Bank of a notice of termination from a Borrower;

      (ii) upon receipt by Bank of Written Instructions to do so;

      (iii) upon receipt by Bank of a Certificate instructing it to delete the Borrower to whom such Loan was made from the list referred to in Article I, paragraph 6 hereof,

      (iv) upon receipt by Bank of a Certificate advising that the Loaned Security is no longer subject to the representations contained in Article III, sub-paragraph (e) hereof;

      (v) upon receipt by Bank of notice or a Certificate advising that an Event of Default (as defined in the Securities Borrowing Agreement) has occurred and is continuing beyond any applicable grace period;

      (vi) whenever Bank, in its sole discretion, elects to terminate such Loan;

      (vii) upon termination of this Agreement; or

      (viii) unless otherwise directed by Lender, upon the termination of the provisions of paragraph 5(a) of this Article being terminated with respect to the Borrower pursuant to paragraph 5(e) of this Article.

   (b) Upon termination of any Loan (which shall be effected according to the standard settlement time for trades in the particular Loaned Security) and receipt from the Borrower of the Loaned Securities and any Distributions then due, Bank shall return to the Borrower such amount of Collateral as is required by the Securities Borrowing Agreement and pay the Borrower any Rebates then payable.

   (c) In order for Bank to timely settle the sale of Loaned Securities, it shall be Lender's responsibility to ensure prompt notification to Bank regarding any such sale. If Bank

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has received such prompt notice, Bank shall on the settlement date for such sale cause the Account to be credited with settlement proceeds of any sale whenever the Securities sold are the subject of a Loan, even if the same have not been timely returned by the Borrower, provided such credit may be reversed if such sale fails for a reason other than the failure of Lender to deliver the sold Securities.

   4. Securities Loan Fee. Bank shall receive any applicable Securities Loan Fee paid by Borrowers and credit all such amounts received to the Collateral Account.

   5. Guarantee and Subrogation. (a) If a Borrower fails for any reason to return any Loaned securities and any Distribution then due when required in accordance with the terms of the applicable Securities Borrowing Agreement, Bank shall take all actions which it deems necessary or appropriate to liquidate Approved Investments and Collateral in connection with Loans to such Borrower and, unless advised by Lender to the contrary, shall make a reasonable effort for two Business Days (the "Replacement Period") to apply the proceeds thereof to the purchase of Securities identical to the Loaned Securities (or the equivalent thereof in the event of a reorganization or recapitalization of the issuer) not returned. If during the Replacement Period the Collateral liquidation proceeds are insufficient to replace any of the Loaned Securities not returned, Bank shall, subject to satisfaction of Lender's obligations under paragraph 2(c) of this Article, pay such additional amounts as are necessary to make such replacement. Purchases of replacement Securities shall be made only in such markets, in such manner and upon such terms as Bank shall consider appropriate in its sole discretion. Replacement Securities shall be credited to the Account upon receipt by Bank. If Bank is unsuccessful in purchasing any replacement Securities during the Replacement Period, the proceeds of the liquidation of Approved Investments and Collateral pursuant hereto shall be credited to the Account, and Bank shall, subject to satisfaction of Lender's obligations under paragraph 2(c) of this Article, credit to the Account cash in an amount (if any) equal to (X) the Market Value of the Loaned Securities not returned, minus (Y) the Collateral liquidation proceeds, such calculation to be made on the date of such credit, and provided Bank receives prompt notification pursuant to paragraph 3(c) of this Article, Bank agrees to pay to Lender additional amounts equal to (i) any interest expense incurred by Lender which is directly attributable to the failure of a Borrower to return any Loaned Securities when required, (ii) any buy-in cost or buy-in expenses actually incurred and directly attributable to the failure of a Borrower to return any Loaned Securities and Distributions then due when required and (iii) the loss incurred by Lender on any cancelled sale of Loaned Securities directly attributable to the failure of a Borrower to return such Loaned Securities.

   (b) Lender understands and agrees that, notwithstanding preceding paragraph 5(a) of this Article, if a Borrower fails to return Loaned Securities for reasons other than an Act of Insolvency, Bank may, in its reasonable discretion, elect to delay the liquidation of Approved Investments and Collateral, and such Approved Investments shall continue to be subject to paragraph 2(c) of this Article. It is agreed that Bank's reasonable discretion shall be limited to the normal settlement cycle for purchases or sales of the Loaned Securities, unless Bank has reasonably concluded that such Loaned Securities may not be purchased with "guaranteed settlement", in which case Bank may forebear acting until the Loaned Securities may be purchased with such a "guaranteed settlement".

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   (c) Lender agrees, without the execution of any documents or the giving of any notice, that Bank is and will remain subrogated to all of Lender's rights under the Securities Borrowing Agreement or otherwise (i) to the extent of any credit pursuant to paragraphs 5(a) or 5(b) of this Article, and (u) in the event of any credit pursuant to paragraph 3(c) of this Article, including in either event but not limited to, Lender's rights with respect to Loaned Securities and Distributions, and Collateral, Approved Investments and Proceeds. Lender agrees to execute and deliver to Bank such documents as Bank may require and to otherwise fully cooperate with Bank to give effect to its rights of subrogation hereunder.

   (d) Bank shall have no obligation to take any actions pursuant to paragraph 5(a) or paragraph 5(b) of this Article or to the last sentence of paragraph 3(c) of this Article if it believes that such action will violate any applicable statute, regulation, rule, order or judgment, Furthermore, except as provided in paragraph 5(a) of this Article, Bank shall have no other liability to Lender relating to any Borrower's failure to return Loaned Securities and no duty or obligation to take action to effect payment by a Borrower of any amounts owed by such Borrower pursuant to the Securities Borrowing Agreement.

   (e) Either party may terminate the provisions of paragraph 5(a) or paragraph 5(b) of this Article or of the last sentence of paragraph 3(c) of this Article with respect to any Borrower at any time by delivery of a notice to the other party specifying a termination date not earlier then the date of receipt of such notice by the other party. No such termination shall be effective with respect to then existing rights of either party under such paragraphs of this Article or outstanding Securities Loans hereunder.

   (f) Bank may offset any amounts payable by Lender under this Agreement against amounts payable by Bank under paragraphs 3(c), 5(a) or 5(b) of this Article.

   6. Taxes. Lender shall he solely responsible for all tax matters arising in connection with Loans and Approved Investments, including without limitation, determinations of whether or not any Loan or Approved Investment results in liability to it for income tax, capital gains tax, value added tax, withholding tax, stamp duties, transfer taxes or any other taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto ("Taxes"). Lender shall indemnify Bank for the amount of any Taxes that Bank or any withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of Lender (including any payment of Tax required by reason of an earlier failure to withhold). In the event that Bank or any withholding agent is required under applicable law to pay any Tax on behalf of Lender, Bank is hereby authorized to withdraw cash from any cash account in the amount required to pay such Tax and to use such cash for the timely payment of such Tax in the manner required by applicable law. If the aggregate amount of cash in such cash account is not sufficient to pay such Tax, Bank shall promptly notify Lender of the additional amount of cash (in the appropriate currency) required, and Lender shall directly deposit such additional amount in the appropriate cash account promptly after receipt of such notice, for use by Bank as specified herein. In no event shall Bank be responsible for collecting any Taxes from Borrowers.

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                                   ARTICLE V
                                CONCERNING BANK

   1. Standard of Care; Reimbursement. (a) Except as provided in paragraphs 3(c), 5(a) and 5(b) of Article IV hereof, Bank shall not be liable for any costs, expenses, damages, liabilities or claims (including attorneys' and accountants' fees) incurred by Lender, except those costs, expenses, damages, liabilities or claims arising out of the negligence, bad faith or willful misconduct of Bank. Bank shall have no obligation hereunder for costs, expenses, damages, liabilities or claims (including attorneys' and accountants' fees), which are sustained or incurred by reason of any action or inaction by the Book-Entry System or any Depository or their respective successors or nominees. In no event shall Bank be liable for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action.

   (b) Except for any costs or expenses incurred by Bank in performing its obligations pursuant to paragraphs 5(a) and 5(b) of Article IV hereof, Lender agrees to reimburse Bank and to hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including reasonable fees and expenses of counsel incurred by Bank in a successful defense of claims by Lender, which Bank may sustain or incur or which may be asserted against Bank by reason of or as a result of any action taken or omitted by Bank in connection with operating under this Agreement, other than those costs, expenses, damages, liabilities or claims arising out of the negligence, bad faith or willful misconduct of Bank. The foregoing shall be a continuing obligation of Lender, its successors and assigns, notwithstanding the termination of any Loans hereunder or of this Agreement. Bank may charge any amounts to which it is entitled hereunder against the Account. Actions taken or omitted in reliance upon Oral or Written Instructions, any Certificate, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument reasonably believed by Bank to be genuine or bearing the signature of a person or persons reasonably believed to be authorized to sign, countersign or execute the same, shall be conclusively presumed to have been taken or omitted in good faith.

   2. No Obligation to Inquire. Without limiting the generality of the foregoing, Bank shall be under no obligation to inquire into, and shall not be liable for, the validity of the issue of any Securities, Collateral or Approved Investments held in the Account or Collateral Account, or the legality or propriety of any Loans hereunder.

   3. Reliance on Borrowers' Statements Representations and Warranties. Provided that it acts with reasonable care, Bank shall be entitled to rely upon the most recently available audited and unaudited statements of financial condition and representations and warranties made by Borrowers, and Bank shall not be liable for any loss or damage suffered as a result of any such reliance.

   4. Advances, Overdrafts and Indebtedness; Security Interest. (a) Bank may, in its sole discretion, advance funds to Lender in order to pay to Borrowers any Rebates or to return to Borrowers Cash Collateral to which they are entitled. Bank may also credit the Account or Collateral Account with Securities Loan Fees payable by Borrowers prior to its receipt thereof.

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Any such credit shall be conditional upon receipt by Bank of final payment and may be reversed to the extent final payment is not received.

   (b) Lender agrees to repay Bank on demand the amount of any advance or any other amount owed by Lender hereunder plus accrued interest at a rate per annum (based on a 360-day year for the actual number of days involved) not to exceed the Fed funds rate as publicly announced to be in effect from time to time, such rate to be adjusted on the effective date of any change it such fed funds rate. In order to secure repayment of any advance or other indebtedness of Lender to Bank arising hereunder Lender hereby agrees that Bank shall have a continuing lien and security interest in and to all assets now or hereafter held in the Account and the Collateral Account (held on Lender's behalf) and any other property at any time held by it for the benefit of Lender or in which Lender may have an interest which is then in Bank's possession or control or in the possession or control of any third party acting on Bank's behalf. In this regard, Bank shall be entitled to all the rights and remedies of a pledgee under common law and a secured party under the New York Uniform Commercial Code and/or any other applicable laws and/or regulations as then in effect.

   5. Advice of Counsel. Bank may, with respect to questions of law, apply for and obtain the advice and opinion of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion.

   6. No Collection Obligations. Bank shall be under no obligation or duty to take action to effect collection of, or be liable for, any amounts payable in respect of Securities or Approved Investments if such Securities or Approved Investments are km default, or if payment is refused after due demand and presentation.

   7. Pricing Services. Bank is authorized to utilize any recognized pricing information service in order to perform its valuation responsibilities with respect to Loaned Securities, Collateral and Approved Investments, and Lender agrees to hold Bank harmless from and against any loss or damage suffered or incurred as a result of errors or omissions of any such pricing information service.

   8. Agent's Fee. For its performance as Lender's agent in making and administering Loans, Lender shall pay to Bank a fee, computed and payable monthly, as set forth in Schedule II. Bank is authorized, on a monthly basis, to charge its fees and any other amounts owed by Lender hereunder against the Account and/or Collateral Account.

   9. Reliance On Certificates and Instructions. Bank shall be entitled to rely upon any Certificate, Written or Oral Instruction actually received by Bank and reasonably believed by Bank to be duly authorized and delivered. Lender agrees to forward to Bank Written Instructions confirming Oral Instructions in such manner so that such Written Instructions are received by Bank by the close of business of the same day that such Oral Instructions are given to Bank. Lender agrees that the fact that such confirming Written Instructions are not received or that contrary instructions are received by Bank shall in no way affect the validity or enforceability of the transactions authorized by Lender. In this regard, the records of Bank shall be presumed to reflect accurately any Oral Instructions given by an Authorized Person or a person believed by Bank to be an Authorized Person.

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   10. Disclosure of Account Information. It is understood and agreed that Bank is authorized to supply any information regarding the Account or Collateral Account which is required by any statute, regulation, rule or order now or hereafter in effect.

   11. Statements. Bank will at least monthly furnish Lender with statements relating to Loans hereunder.

   12. Force Majeure. Bank shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, transportation, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation.

   13. No Implied Duties. Bank shall have no duty or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Bank in connection with this Agreement.

                                  ARTICLE VI
                                  TERMINATION

   This Agreement may be terminated at any time by Bank or any Lender upon delivery to the other party of a written notice specifying the date of such termination, which shall be not less than 45 days after the date of receipt of such notice. Notwithstanding any such notice, this Agreement shall continue in full force and effect with respect to all Loans outstanding on the date of termination.

                                  ARTICLE VII
                                 MISCELLANEOUS

   1. Exclusivity. Lender agrees that prior to the date of any notice of termination pursuant to Article VI hereof, it shall not enter into any other agreement with any third party whereby such third party is permitted to make loans on behalf of Lender of Securities held by Bank from time to time.

   2. Certificates. Lender agrees to furnish to Bank a new Certificate in the event that any present Authorized Person ceases to be an Authorized Person or in the event that any other Authorized Persons are appointed and authorized. Until such new Certificate is received, Bank shall be fully protected in acting upon Oral Instructions or signatures of the present Authorized Persons.

   3. Notices. (a) Any notice or other instrument in writing, authorized or required by this Agreement to be given to Bank, shall be sufficiently given if addressed to Bank and received by it at its offices at 32 Old Slip, New York, New York 10286, Attention: Securities Lending Division, or at such other place as Bank may from time to time designate in writing.

   (b) Any notice or other instrument in writing, authorized or required by this Agreement to be given to Lender shall be sufficiently given if addressed to Lender and received by it, care of The Bank of New York, at 1 Wall Street, 26th Floor, New York, New York 10286, or at such other place as Lender may from time to time designate in writing.

   4. Cumulative Rights and No Waiver. Each and every right granted to Bank or Lender hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of any party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by such party of any right preclude any other or future exercise thereof or the exercise of any other right.

   5. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or unpaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

   6. Entire Agreement; Amendments. This Agreement represents the entire understanding of the parties hereto with regard to the subject matter contained herein and may not be amended or modified in any manner except by a written agreement executed by both parties.

   7. Successors and Assigns. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

   8. Governing Law; Consent to Jurisdiction; Waiver of Immunity; Jury Trial Waiver. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof Lender hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. To the extent that in any jurisdiction Lender may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Lender irrevocably agrees not to claim, and it hereby waives, such immunity. Lender and Bank each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

   9. No Third Party Beneficiaries. In performing hereunder, Bank is acting solely on behalf of Lender and no contractual or service relationship shall be deemed to be established hereby between Bank and any other person.

   10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

   11. Notice to Lender. Lender hereby acknowledges that Bank is subject to federal laws, including the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which Bank must obtain, verify and record information that allows Bank to identify Lender. Accordingly, prior to opening an Account hereunder Bank will ask Lender to provide certain information including, but not limited to, Leader's name, physical address, tax identification number and other information that will help Bank to identify and verify Lender's identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. Lender agrees that Bank cannot open an Account hereunder unless and until the Bank verifies the Lender's identity in accordance with its CIP.

   12. SIPA NOTICE. THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT LENDER WITH RESPECT TO LOANS HEREUNDER AND, THEREFORE, THE COLLATERAL DELIVERED TO BANK AS AGENT FOR LENDER MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF A BORROWER'S OBLIGATION IN THE EVENT SUCH BORROWER FAILS TO RETURN THE LOANED SECURITIES.

   13. Construction. This Agreement shall be deemed to be a separate agreement between Bank and each Series listed on Exhibit A hereto, and each shall be a separate Lender for purposes of this Agreement. Each reference to Lender shall be deemed a reference solely to a particular Lender whose Securities are being Loaned, and each reference to Loans, Collateral and Approved Investments shall be deemed a reference to Loans, Collateral and Approved Investments with respect to a particular Lender. The obligations of each Series shall be satisfied solely out of the assets of such Series, and in no event shall any Series be responsible or liable for any obligations of any other Series.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers, thereunto duly authorized, as of the day and year first above written.

                                                BNY HAMILTON FUNDS, INC.,
                                                on behalf of each of the Lenders

                                                By:
                                                       ------------------------
                                                Title:
                                                       ------------------------

                                                THE BANK OF NEW YORK

                                                By:
                                                       ------------------------
                                                Title:
                                                       ------------------------

                                    LENDERS

Each of the following Series of BNY Hamilton Funds, Inc. is a Lender under the Securities Lending Agreement and Guaranty to which this Exhibit is attached:

   BNY Hamilton Large Cap Equity Fund

   BNY Hamilton Large Cap Growth Fund

   BNY Hamilton Small Cap Growth Fund

   BNY Hamilton International Equity Fund

   BNY Hamilton Intermediate Investment Grade Fund

   BNY Hamilton Treasury Money Fund

   BNY Hamilton Large Cap Value Fund

   BNY Hamilton S&P 500 Index Fund

   BNY Hamilton US Bond Market Index Fund

   BNY Hamilton Enhanced Income Fund

   BNY Hamilton Multi Cap Equity Fund

   BNY Hamilton High Yield Fund

   BNY Hamilton Small Cap Core Equity Fund

                                    LENDERS

Each of the following Series of BNY Hamilton Funds, Inc. is a Lender under the Securities Lending Agreement and Guaranty to which this Exhibit is attached:

   BNY Hamilton Large Cap Equity Fund

   BNY Hamilton Large Cap Growth Fund

   BNY Hamilton Small Cap Growth Fund

   BNY Hamilton International Equity Fund

   BNY Hamilton Intermediate Investment Grade Fund

   BNY Hamilton Treasury Money Fund

   BNY Hamilton Large Cap Value Fund

   BNY Hamilton S&P 500 Index Fund

   BNY Hamilton US Bond Market Index Fund

   BNY Hamilton Enhanced Income Fund

   BNY Hamilton Multi Cap Equity Fund

   BNY Hamilton High Yield Fund

   BNY Hamilton Small Cap Core Equity Fund

Dated: August __, 2006

                                           BNY HAMILTON FUNDS, INC.,
                                           on behalf of each of the Lenders


                                           By:    -----------------------------

                                           Title: -----------------------------

                                           THE BANK OF NEW YORK


                                           By:    -----------------------------

                                           Title: -----------------------------

SCHEDULE I

                             APPROVED INVESTMENTS

The Lenders) signing below hereby authorize(s) the Bank to invest and reinvest Cash Collateral in the following investments ("Approved Investments"). Ratings descriptions specified in any category of investments listed below shall mean the rating that is assigned to the investment at the time that it is acquired.

Investment

Units of beneficial interest of the BNY Institutional Cash Reserves Fund.

Repurchase agreements collateralized by Permitted Investments and entered into with counterparties approved by The Bank of New York (but excluding The Bank of New York and its affiliates). Permitted Investments shall be limited to:

   (a) securities issued or fully guaranteed by the United States government or any agency, instrumentality or establishment of the United States government, and

   (b) commercial paper, notes, bonds and other debt obligations that are
   (i) rated in the highest rating category by Standard & Poor's and Moody's,
   (ii) rated in the highest rating category by either Standard & Poor's or Moody's if rated only one nationally recognized statistical rating organization ("NRSRO"), or (iii) if not rated by any NRSRO, determined by the Lender's investment adviser to be of comparable quality.

Dated: August __, 2006

                                                BNY HAMILTON FUNDS, INC.,

                                                By:
                                                       ------------------------
                                                Name:
                                                       ------------------------
                                                Title:
                                                       ------------------------

                                  SCHEDULE II

                                   AGENT FEE

Agent's fee for each month during the term hereof shall be equal to seven basis points (0.07%) of the weighted average daily Market Value of the Loaned Securities during the preceding calendar month.

Dated: August __, 2006

                                                BNY HAMILTON FUNDS, INC.,
                                                on behalf of each of the Lenders

                                                By:
                                                       ------------------------
                                                Name:
                                                       ------------------------
                                                Title:
                                                       ------------------------

                                                THE BANK OF NEW YORK

                                                By:
                                                       ------------------------
                                                Name:
                                                       ------------------------
                                                Title:
                                                       ------------------------

                     BNY INSTITUTIONAL CASH RESERVES FUND

                                  a series of

                        BNY INSTITUTIONAL CASH RESERVES

                            SUBSCRIPTION AGREEMENT

                                      for

                        REGISTERED INVESTMENT COMPANIES

       The undersigned (the "Subscriber") desires to invest in Units of Beneficial Interest ("Units") of BNY Institutional Cash Reserves Fund (the "Portfolio"), a series of BNY Institutional Cash Reserves (the "Trust"). The Bank of New York (the "Trustee"), a banking company organized under the laws of the State of New York, is the investment manager, custodian and operating trustee of the Portfolio. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Information Brochure, including the related Supplemental Information Brochure, each dated December 31, 2002 (as may be amended, restated or supplemented from time to time, collectively the "Brochure").

       The registered investment company Subscribers of the Units must be defined as "accredited investors" under Rule 501(a)(l) of the Securities Act of 1933, as amended (the "Securities Act"), and be "qualified purchasers" as that term is defined in section 2(a)(51) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), as a result of the Trust's reliance upon Section 3(c)(7) of the Investment Company Act as a basis for an exemption from the registration requirements thereof.

       The Subscriber irrevocably subscribes for Units of the Portfolio as set forth below, subject to acceptance by the Trustee in its absolute discretion, and agrees to be legally bound by the terms of this Subscription Agreement and the Declaration of Trust establishing the Trust, dated December 31, 2002 (as the same may be amended, restated or supplemented from time to time, the "Declaration of Trust").

       The Subscriber is furnishing the following information and making the following representations and warranties to induce the Trust and the Trustee to accept the Subscriber's subscription:

I. Identity of Subscriber; Qualification as Registered Investment Company

       The Subscriber hereby represents and warrants that (i) it is an "investment company," as that term is defined under Section 3(a)(1) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), that has filed a registration statement under the Investment Company Act and the Securities Act of 1933, as amended (the "Securities Act") that is currently effective with the Securities and Exchange Commission, and (ii) as such it is defined as an "accredited investor" under Rule 501(a)(1) of the Securities Act.

II. Receipt of Trust Documents

       The Subscriber acknowledges receipt of a numbered copy of the Brochure and, if requested, other materials that include, in addition to this Subscription Agreement, the Declaration of Trust, and hereby adopts, accepts and agrees to be bound by all the terms and provisions described therein.

III. Representations and Warranties

       Subscribers who are unable to provide any of the representations and warranties in this Section III may, depending upon the facts and circumstances, be able to invest in the Portfolio. A Subscriber who is unable to provide any representation or warranty should contact the Trustee who will, in consultation with legal counsel, determine if alternate representations and warranties that the Subscriber is able to provide will be sufficient. Subscribers signing this Subscription Agreement without a written amendment or side letter approved in advance by the Trustee hereby provide all of the following representations and warranties.

Eligibility

       Subscriptions will be accepted only from persons who "eligible investors" as described in the Brochure. These are the minimum standards for an investment in a Portfolio. An investment in a Portfolio should only be made by investors who have reviewed carefully and understand fully the discussion under the caption "Risk Factors and Investment Considerations" in the Brochure and who are able to withstand the loss of their investment. The Subscriber agrees, represents and warrants to the Trustee for the benefit of the Trust as follows:

   A. Qualified Purchaser.

       The Subscriber represents and warrants that the Subscriber qualifies as a "qualified purchaser" as defined for purposes of Section 3(c)(7) of the Investment Company Act because the Subscriber is a person (including a company), acting for its own account or the accounts of other qualified purchasers, who in the aggregate owns and invests on a discretionary basis not less than $25,000,000 in Investments.

General Representations and Warranties

   B. Ability to Bear Risk. The Subscriber is able to bear the economic risk of the proposed investment in the Portfolio.

   C. Investment Experience. The Subscriber, in reaching a decision to subscribe, has such knowledge and experience in financial, tax and business matters as to enable the Subscriber to evaluate the merits and risks of an investment in the Portfolio and to make an informed investment decision with respect thereto.

   D. Sophistication of Subscriber. The Subscriber (a) satisfies any special suitability or other applicable requirements of its jurisdiction of business and the jurisdiction in which the transaction occurs; and (b) acknowledges that meeting the criteria to be permitted to invest in the Portfolio in no way implies that such investment is appropriate for the Subscriber.

   E. Trustee's Discretion to Accept Subscriptions; Effectiveness of Subscription. The Subscriber understands that the Trustee is not required to accept the Subscriber's subscription or the subscription of any other person, that the Trustee may accept in part and reject in part the Subscriber's subscription or the subscription of any other person, and that the offering may be suspended or terminated at any time. The Subscriber understands that the Trustee may in its discretion accept subscriptions on other terms and conditions.

   F. Review of Offering Documents. The Subscriber is entering into this Subscription Agreement relying solely on the terms and conditions of the offering of the Units set forth in this Subscription Agreement and the Brochure. The Subscriber received the Brochure and first learned of the Trust in the jurisdiction listed as the principal place of business address below. The Subscriber confirms that the Subscriber has carefully read and understood these materials and has made further investigations as the Subscriber or the Subscriber's representatives have deemed appropriate. Neither the Trustee nor anyone else on the Trust's behalf has made any representations or warranties of any kind or nature to induce the Subscriber to enter into this Subscription Agreement except as specifically set forth in those documents. The Subscriber is not relying upon the Trustee for guidance with respect to tax or other legal considerations; and the Subscriber has been afforded an opportunity to ask questions of, and receive answers from, the Trustee, or persons authorized to act on its behalf, concerning the terms and conditions of the purchase of the Units and has been afforded the opportunity to obtain any additional information (including the Supplemental Information Brochure, the Declaration of Trust and the Investment Management Agreement) necessary to verify the accuracy of information otherwise furnished by the Trustee.

   G. Non-Registration of Units. The Subscriber understands that the Units have not been registered under the Securities Act in reliance upon an exemption from registration, and that the Trust has not been registered, nor will it be, under the Investment Company Act. The Subscriber understands that the Trustee has no intention of registering the Trust, or any of its Units, with the Securities and Exchange Commission or any state and is under no obligation to assist the Subscriber in obtaining or complying with any exemption from registration. The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of an investment in the Trust or the Portfolio.

   H. Ability to Invest. This purchase has been duly authorized by all necessary internal action and will not violate any agreement to which the Subscriber is a party. The Subscriber further represents and warrants that the Subscriber has, and will provide promptly upon request, appropriate evidence of, the authority of the individual executing this Subscription Agreement to act on behalf of the Subscriber.

   I. Taxes. The Subscriber certifies, under penalties of perjury, (a) that the Subscriber's EIN, as represented by the Subscriber in this Subscription Agreement is true and correct; (b) that the Subscriber is not subject to backup withholding either because the Subscriber has not been notified that it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified the Subscriber that it is no longer subject to backup withholding; (c) that the Subscriber's fiscal year-end as represented in this Subscription Agreement is true and correct, and any change in such fiscal year-end shall be reported promptly to the Trustee and (d) that the Subscriber shall provide to the Trustee such tax related information as the Trustee may reasonably request.

   J. Investment Purpose. The Subscriber is not subscribing for the Units as agent, nominee, or otherwise on behalf of, or for the account of any other person or entity. The Subscriber is acquiring the Units for the Subscriber's own account, does not have any contract, undertaking or arrangement with any person or entity to sell, transfer or grant the Units, and is not acquiring the Units of the Trust with a view to or for sale in connection with any distribution of the Units. No other person or persons other than the Subscriber will have a beneficial interest in the Units acquired (other than as a shareholder, partner, member or other beneficial owner of equity interests in the Subscriber).

   K. Participation of Subscriber Shareholders in Investment. If the Subscriber is an entity engaged primarily in investing or trading securities, the shareholders, members, partners or other holders of equity or beneficial interests in the Subscriber have not been provided the opportunity to decide individually whether or not to participate, or the extent of their participation, in the Subscriber's investment in the Trust (i.e., investors in the Subscriber have not been permitted to determine whether their capital will form part of the specific capital invested by the Subscriber in the Trust or its Portfolio).

   L. Size of Investment in Trust relative to Subscriber's Other Investments. The value of the amount of the Subscriber's subscription to the Trust does will not exceed 40% of the value of the Subscriber's total assets.

   M. True and Correct Information. The Subscriber represents and warrants that all information provided to the Trustee and the Trust concerning the Subscriber, its financial position, and its knowledge of financial and business matters, including, but not limited to, this Subscription Agreement, is true, correct and complete as of the date hereof; and if there should be any changes in this information, the Subscriber will immediately provide the Trustee with that information in writing. The Subscriber consents to the disclosure of any information, and any other information furnished to the Trustee or the Trust, to any governmental authority, self regulatory organization or, to the extent required by law, to any other person.

   N. Reaffirmation of Representations and Warranties. The Subscriber hereby agrees that any representation or warranty made hereunder will be deemed to be reaffirmed by the Subscriber at any time the Subscriber makes an additional investment in the Trust and the act of making any additional investments will be evidence of such reaffirmation.

IV. Indemnification and Additional Provisions

   A. Indemnification. The Subscriber agrees to indemnify, hold harmless and reimburse the Trust, the Trustee, their beneficial owners, shareholders, and their respective directors, officers, employees and agents for any loss, damage, expense, liability, demand, charge or claim, of any kind or nature whatsoever, asserted by any third party against the Trust or the Trustee with respect to the acts, omissions, transactions, duties, obligations or responsibilities of the Subscriber, its officers, directors, managers, trustees, employees, agents, shareholders, members, beneficiaries, or partners concerning this Subscription Agreement and the purchase of the Units pursuant hereto, including without limitation those resulting from any inaccuracy in any of its representations or breach of any of its warranties or representations contained in this Subscription Agreement. Except as otherwise provided under applicable law, including, without limitation, the Investment Advisers Act of 1940, as amended, and any other applicable federal and state securities laws, the Subscriber shall indemnify and hold harmless the Trust and the Trustee from and against all losses or liabilities (including, without limitation, reasonable attorneys' fees) asserted by, or on behalf of, the Subscriber or any beneficiary thereof against the Trust, the Trustee, their beneficial owners, shareholders, or any of their officers, directors, employees, shareholders, agents or controlling persons, in connection with this Subscription Agreement, for any act taken or omitted in good faith in discharging their obligations hereunder to the extent that such act or omission does not involve willful misconduct, reckless disregard of their duties, negligence or violation of applicable law.

   B. Payment for Units. Pursuant to the power of attorney granted to the Trustee by the Subscriber in Section IV.C below, the Trustee, as securities lending agent, will cause the collateral received by the Subscriber in securities lending transactions arranged by the Trustee to be invested in the Portfolio.

   C. Power of Attorney. The Subscriber hereby irrevocably constitutes and empowers the Trustee in its capacity as securities lending agent to act alone as the Subscriber's attorney-in fact with full power of substitution and with full power and authority to execute, acknowledge and swear to the Declaration of Trust and all instruments and file all documents requisite to carry out the intention and purpose of this Subscription Agreement, including, without limitation, all business certificates and other certificates and amendments thereto to be executed and/or filed from time to time in accordance with applicable laws. The foregoing appointment shall be deemed to be a power coupled with an interest in recognition of the fact that the Subscriber and the Trustee will be relying upon the power of the Trustee to act as contemplated by this Subscription Agreement and the Declaration of Trust in such filing and other action by the Trustee on behalf of the Subscriber. The foregoing power of attorney shall be irrevocable and shall survive the bankruptcy, insolvency, dissolution, or termination of the Subscriber.

   D. Expenses. Each party hereto shall pay its own separate expenses relating to this Subscription Agreement and the purchase of the Units.

   E. Binding Effect and Assignability. This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and assigns. The Subscriber agrees not to transfer or assign this Subscription Agreement, or any of the Subscriber's interest herein.

   F. Valid and Binding Agreement. This Subscription Agreement shall be valid and binding against the Subscriber and enforceable against it in accordance with its terms.

   G. General. This Subscription Agreement: (a) shall be governed, construed and enforced in accordance with the substantive law of New York, without regard to the conflicts of law principles thereof; (b) shall survive the initial subscription for the Units; (c) may be executed by the Subscriber and accepted by the Trustee in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

   H. Headings. The headings in this Subscription Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

   I. Scope of Agreement; Entire Agreement. The Trustee's services hereunder relate only to the Subscriber's investment in the Portfolio of cash collateral received in connection with securities lending transactions arranged by the Trustee on behalf of the Subscriber pursuant to separate and distinct securities lending agreements, and do not contemplate a full review, nor assumption, of responsibility for the Subscriber's financial affairs. This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the Subscriber's investment in the Trust and no amendment, alteration or modification of this Subscription Agreement shall be valid unless expressed in a written instrument duly executed by the Subscriber and the Trustee. If any of the provisions contained herein shall be deemed to be unenforceable for any reason, the parties hereto agree that the court shall read this Subscription Agreement to be enforceable to the greatest extent possible.

       IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the __________ day of __________, ____.

SUBSCRIBER

Name:
       ------------------------


By:    ------------------------
Name:
Title:

Mailing
Address/1/: ___________________________

            ___________________________

            ___________________________

Telephone:  ___________________________

Facsimile:  ___________________________

E-mail (optional): ___________________________

Year of organization: ___________________________

Place of organization and tax domicile: ___________________________

Employee Identification Number ("EIN"): ___________________________

Fiscal year-end: ___________________________

ACCEPTED BY:

BNY INSTITUTIONAL CASH RESERVES, on behalf of its series:
BNY INSTITUTIONAL CASH RESERVES FUND
By: BANK OF NEW YORK, as Trustee

By:
       ------------------------
Name:
Title:
--------
/1/ Please indicate the address to which Trust communications and notices should be sent.

                                                         Subscription Agreement
                                                                     Appendix A

                                  DEFINITIONS

1. Investments. For the purposes of determining "qualified purchaser" status, the term "Investments" means all of the following:

     (i) Securities (as defined by Section 2(a)(1) of the Securities Act), other than securities of an issuer that controls, is controlled by, or is under common control with, the undersigned, unless the issuer of such securities is any of the following:

         (A) An investment company, a company that would be an investment company under the Company Act but for the exclusions provided by Sections 3(c)(1) through 3(c)(9) of the Company Act or the exemptions provided by Rules 3a-6 or 3a-7, thereunder, or a commodity pool;

         (B) A company that files reports pursuant to Section 13 or
             Section 15(d) of the Exchange Act or that has a class of securities that are listed on a "designated offshore securities market" as that term is defined by Regulation S under the Securities Act; or

         (C) A company with shareholders' equity of not less than $50 million (determined in accordance with generally accepted accounting principles) as reflected on the company's most recent financial statements, provided that such financial statements present the information as of a date within 16 months preceding the date on which the undersigned invests in the Trust.

   (ii)Real estate held for "Investment Purposes," as described below.

    (iii)"Commodity Interests" held for Investment Purposes, as described below. "Commodity Interests" means commodity futures contracts, options on commodity futures contracts, and options on physical commodities traded on or subject to the rules of:

         (A) Any contract market designated for trading such transactions under the CEA and the rules thereunder; or

         (B) Any board of trade or exchange outside the United States, as contemplated in Part 30 of the rules under the CEA.

     (iv)"Physical Commodities" held for Investment Purposes, as described below. "Physical Commodity" means any physical commodity with respect to which a Commodity Interest is traded on a market specified in
       (iii)(A) or (B) immediately above.

     (v) To the extent not securities, "Financial Contracts" entered into for Investment Purposes, as described below. "Financial Contracts" means any arrangement that:

         (A) Takes the form of an individually negotiated contract, agreement, or option to buy, sell, lend, swap, or repurchase, or other similar individually negotiated transaction commonly entered into by participants in the financial markets;

         (B) Is in respect of securities, commodities, currencies, interest or other rates, other measures of value, or any other financial or economic interest similar in purpose or function to any of the foregoing; and

         (C) Is entered into in response to a request from a counterparty for a quotation, or is otherwise entered into and structured to accommodate the objectives of the counterparty to such arrangement.

     (vi)If the undersigned is a company that would be an investment company but for the exclusions provided by Section 3(c)(7) of the Company Act or a commodity pool, any amounts payable to the undersigned pursuant to a firm agreement or similar binding commitment pursuant to which a person has agreed to acquire an interest in, or make capital contributions to, the undersigned upon demand of the undersigned; and

    (vii)Cash and cash equivalents (including foreign currencies) held for Investment Purposes, as described below, including:

         (A) Bank deposits, certificates of deposit, bankers acceptances and similar bank instruments held for Investment Purposes; and

         (B) The net cash surrender value of an insurance policy.

Investment Purposes. For purposes of determining if an asset is held for Investment Purposes, the following applies. Real estate is not considered to be held for Investment Purposes by the undersigned if it is used by the undersigned or a Related Person, as described below, for personal purposes or as a place of business, or in connection with the conduct of the trade or business of the undersigned or a Related Person, provided that real estate owned by the undersigned who is engaged primarily in the business of investing, trading or developing real estate in connection with such business may be deemed to be held for Investment Purposes. Residential real estate is not deemed to be used for personal purposes if deductions with respect to such real estate are not disallowed by Section 280A of the Code. A Commodity Interest or Physical Commodity owned,

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

or a financial contract entered into, by the undersigned who is engaged primarily in the business of investing, reinvesting, or trading in Commodity Interests, Physical Commodities or financial contracts in connection with such business may be deemed to be held for Investment Purposes. The term "Related Person" means a person who is related to the undersigned as a sibling, spouse or former spouse, or is a direct lineal descendant or ancestor by birth or adoption of the undersigned, or is a spouse of such descendant or ancestor, provided that, in the case of a Family Company, a Related Person includes any owner of the Family Company and any person who is a Related Person of such owner.

Valuation. For purposes of determining whether the undersigned is a qualified purchaser, the aggregate amount of Investments owned and invested on a discretionary basis by the undersigned shall be the Investments' fair market value on the most recent practicable date or their cost, provided that: in the case of Commodity Interests, the amount of Investments shall be the value of the initial margin or option premium deposited in connection with such Commodity Interests; and, in each case, certain deductions (described below) from the amount of Investments owned by the undersigned must be made. In determining whether any person is a qualified purchaser there is deducted from the amount of such person's Investments the amount of any outstanding indebtedness incurred to acquire or for the purpose of acquiring the Investments owned by such person. In determining whether a Family Company is a qualified purchaser, additionally there shall be deducted from the value of such Family Company's Investments any outstanding indebtedness incurred by an owner of the Family Company to acquire such Investments.

Investments by Subsidiaries. For purposes of determining the amount of Investments owned by a company under Question 3.1(b)(2) and (4) above, there may be included Investments owned by majority-owned subsidiaries of the company and Investments owned by a company ("Parent Company") of which the company is a majority-owned subsidiary, or by a majority-owned subsidiary of the company and other majority-owned subsidiaries of the Parent Company.

                        BNY Institutional Cash Reserves
                     BNY Institutional Cash Reserves Fund
                       Certificate of Non-Foreign Status

       Section 1446 of the Internal Revenue Code of 1986, as amended (the "Code"), requires that the BNY Institutional Cash Reserves Fund (the "Portfolio"), a series of BNY Institutional Cash Reserves (the "Trust") pay a withholding tax to the Internal Revenue Service ("IRS") with respect to a Beneficial Owner's allocable share of the Portfolio's effectively connected taxable income if the Beneficial Owner is a foreign person. To inform the Portfolio that the provisions of Section 1446 do not apply to the undersigned Beneficial Owner (or, if an entity, the undersigned authorized person, on behalf of the Beneficial Owner), the undersigned Beneficial Owner hereby certifies the following:

1. The Beneficial Owner named below is not a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the regulations thereunder);

2. The United States taxpayer identification number of the Beneficial Owner named below is ______; and

3. The address (home address for an individual and office address for an entity) is ________________.

       The Beneficial Owner named below hereby agrees to notify the Trust within sixty (60) days of the date it becomes a foreign person. The Beneficial Owner named below understands that this certification may be disclosed to the IRS by the Trust, on behalf of the Portfolio, and that any false statement contained herein could be punished by fine, imprisonment, or both.

       Under penalties of perjury, the undersigned declares that the undersigned has examined this certification and to the best knowledge and belief of the undersigned, it is true, correct and complete. The undersigned further declares that the undersigned has the authority to sign this document on behalf of the Beneficial Owner named below.

Date: ________________

                                       BENEFICIAL OWNER

                                       Name:
                                                  -----------------------------
                                       Signature:
                                                  -----------------------------
                                       Title:
                                                  -----------------------------

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